                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                            ----------------------


                                  FORM 8-K/A

                   AMENDMENT TO FORM 8-K DATED JULY 8, 1996


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 21, 1996
               -----------------------------------------------------------------



                          EDISON CONTROL CORPORATION
- --------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)




      NEW JERSEY                    0-14812                 22-2716367
- --------------------------------------------------------------------------------
(State or other jurisdiction        Commission              (IRS Employer
      of Inspection)                File Number             Identification No.)



140 Ethel Road West, Piscataway N.J.                        08854
- --------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (908) 819-8800
                                                  ------------------------------


                                Not Applicable
- --------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) On June 21, 1996, Registrant through a newly organized, wholly-owned subsidiary, purchased from unaffiliated persons, namely, Messrs. Allen W. Duhr, Joseph F. Bennett, Alan J. Kastelic, Robert E. Klemm and Jay R. Hanamann, (herein the "Shareholders") all of the issued and outstanding stock (the "Conforms Stock") of Construction Forms, Inc., a Wisconsin corporation ("ConForms") and its affiliate C F Gilco, Inc. ("Gilco") and all of the issued and outstanding units of another affiliate, JABCO, LLC, a Wisconsin limited liability company ("JABCO") for an aggregate cash consideration of $20,599,487, of which $567,087 were Registrant's acquisition costs and of which $1,500,000 is held in escrow pending certain environmental remediation on property held by ConForms. In connection with the acquisition of ConForms, Registrant also acquired all of the outstanding stock of CF Ultra Tech, Inc., a wholly-owned Wisconsin subsidiary of ConForms ("Ultra Tech").

     ConForms is a leading manufacturer and distributor of systems of pipes, couplings and hoses and other equipment used for the pumping of concrete. It manufactures a wide variety of finished products with which it creates appropriate configurations of systems for various concrete pumps. UltraTech processes steel pipe into abrasion resistant hardened pipe for use in such industries as mining, pulp and paper, power and waste treatment. Gilco produces a line of concrete and plaster/mortar mixers.

     The transaction was negotiated at arm's length and was based upon Management's analysis of ConForms' assets and properties, historical profitability and growth, industry position, business prospects and market valuations of companies considered to be in related industries and businesses. Funds utilized in the acquisition included approximately $4,800,000 of Registrant's operating capital, approximately $9,740,000 available under a Master Credit Agreement between LaSalle National Bank of Milwaukee, Wisconsin ("LaSalle"), ConForms, Gilco and UltraTech (collectively the "Borrowers") and $6,800,000 under a Loan Agreement between Bank Audi USA of New York, New York ("Bank Audi") and the Borrowers. JABCO provided a guarantee in connection with the LaSalle and Bank Audi loans.

     The LaSalle facility includes an $8,000,000 working capital line, of which $5,440,000 was drawn upon at closing, a $4,300,000 term/overadvance funding line and a $3,000,000 letter of credit to support an Industrial Revenue Bond issued on the JABCO property. All such facilities are cross-collateralized by the corporate assets of ConForms, Ultra Tech and Gilco, including accounts receivable, inventory and property and equipment as well as certain marketable securities of Registrant. The Credit Agreement contains covenants customary in such arrangements, including maintenance of certain financial ratios and minimum tangible net worth and limitations on capital expenditures. For details, reference is made to the Master Credit Agreement, filed as Exhibit 10(vi) to this Report.

     The Bank Audi long-term facility is subordinated to LaSalle. For details, reference is made to the Loan Agreement filed as Exhibit 10 (vii) to this Report. In connection therewith, William Finneran, Chairman of the Board and a principal shareholder of the Registrant, provided collateral to the Bank to support a guaranty of repayment by Borrowers of the principal and interest on the loan. The guaranty is limited to the collateral value. The foregoing arrangement was made by Mr. Finneran to reduce Registrant's cost of borrowed funds from that which would have been otherwise obtainable from unaffiliated "mezzanine" lenders. In consideration of his providing such collateral, Registrant issued to Mr. Finneran a ten (10) year Warrant to purchase 500,000 shares of Registrant's Common Stock exercisable at a price of $1.60 per share. At the time the transaction was negotiated, Registrant's Common Stock was quoted at approximately $4 per share and, on the date the ConForms acquisition was consummated, the closing sale price for Registrant's Common Stock in the over-the-counter market was $7 1/2 per share. In approving the transaction, the Board of Directors of the Company received the opinion of Commonwealth Associates, a New York based investment banking firm, that the warrants issued to Mr. Finneran in return for the guarantee was fair, from a financial point of view, to common stockholders of the Company.

     (b) As indicated in (a) above, the ConForms purchase entailed the acquisition of certain property, plant and equipment used in the ConForms business. Registrant intends to continue to continue the use of such assets as previously utilized.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORM A FINANCIAL INFORMATION AND EXHIBITS

         Financial Statements and Pro Forma Financial Information

CONSTRUCTION FORMS, INC. AND SUBSIDIARIES AND JABCO, LLC

INDEX TO COMBINED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

                                                                         Page

AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report                                              4
 Combined Balance Sheets, January 31, 1996 and 1995                       5-6
 Combined Statements of Earnings, Years Ended January 31, 1996,
  1995 and 1994                                                            7
 Combined Statements of Equity, Years Ended January 31, 1996,
  1995 and 1994                                                            8
 Combined Statements of Cash Flows, Years Ended January 31, 1996,
  1995 and 1994                                                           9-10
 Notes to Combined Financial Statements, Years Ended January 31, 1996
  1995 and 1994                                                          11-16

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 Consolidating Balance Sheet, June 30, 1996 (Unaudited)                  18-19
 Pro Forma Condensed Combined Statement of Operations, Six Months
  Ended June 30, 1996 (Five Months For Acquired Companies)
  (Unaudited)                                                              20
 Pro Forma Condensed Combined Statement of Operations - Six Months
  Ended December 31, 1995 or January 31, 1996 (Unaudited)                  21
 Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)    22
 Signature page                                                            23

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Construction Forms, Inc.:

We have audited the accompanying combined balance sheets of Construction Forms, Inc. and subsidiaries and JABCO, LLC (the "Company") as of January 31, 1996 and 1995, and the related combined statements of earnings, equity and cash flows for each of the three years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1996 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Milwaukee, Wisconsin
August 9, 1996



CONSTRUCTION FORMS, INC. AND SUBSIDIARIES AND JABCO, LLC

COMBINED BALANCE SHEETS
JANUARY 31, 1996 AND 1995
- --------------------------------------------------------------------------------
ASSETS (Note 6)                                        1996          1995

CURRENT ASSETS:
 Cash and cash equivalents (Note 1)                $   393,085   $   762,560
 Accounts receivable, less allowance for
  doubtful accounts of $250,000 and $325,000,
   respectively                                      2,807,455     1,766,466
 Receivable from affiliate (Note 4)                    136,132       132,493
 Inventories (Note 1 and 3)                          4,330,870     4,150,938
 Recoverable income taxes                               13,452        58,522
 Prepaid expenses and other assets                     426,385        83,234
 Prepaid income taxes (Note 5)                         238,000       375,000
                                                   -----------   -----------

     Total current assets                            8,345,379     7,329,213

INVESTMENT IN AND ADVANCES TO AFFILIATE (Note 4)       372,861       370,697

INTANGIBLES (net of amortization of $5,979 and $0,
 respectively) (Note 1)                                 96,708           266

PROPERTY, PLANT AND EQUIPMENT (Note 1):
 Cost:
  Land                                                 233,401       230,424
  Buildings and improvements                         4,060,217     1,883,469
  Machinery and equipment                            7,694,391     5,866,140
  Construction in progress                                 750       230,883
                                                   -----------   -----------

                                                    11,988,759     8,210,916
 Less accumulated depreciation                       5,505,156     5,047,185
                                                   -----------   -----------
                                                     6,483,603     3,163,731












                                                   -----------   -----------
TOTAL                                              $15,298,551   $10,863,907
                                                   ===========   ===========

See notes to combined financial statements.

- --------------------------------------------------------------------------------
LIABILITIES AND EQUITY                                   1996           1995

CURRENT LIABILITIES:
 Note payable                                        $   500,000
 Trade accounts payable                                1,428,536    $ 1,333,701
 Accrued compensation                                  1,279,421      1,129,189
 Taxes, other than income taxes                           18,241         15,148
 Accrued expenses                                        392,859        426,530
 Current maturities on long-term debt (Note 6)           222,180        222,180
                                                     -----------    -----------
      Total current liabilities                        3,841,237      3,126,748

LONG-TERM DEBT (Note 6)                                3,677,180        899,360

ACCRUED PENSION EXPENSE (Note 7)                         468,305        409,307

DEFERRED INCOME TAXES (Note 5)                            91,000        128,000

MINORITY INTEREST                                         33,344          8,795

EQUITY (Notes 6 and 8):

STOCKHOLDERS' EQUITY:
 Common stock:
  Class A nonvoting, $.01 par value - authorized
   500,000 shares: issued 10,650 shares                      107            107
  Class B voting, $.01 par value - authorized
   1,000,000 shares: issued 25,600 shares                    256            256
 Additional paid-in capital                              129,197        129,197
 Retained earnings                                     8,517,911      7,617,411
 Foreign currency translation adjustments                (14,692)        20,611
                                                     -----------    -----------
                                                       8,632,779      7,767,582

 Less-Treasury stock, at cost - 7,680 shares of
  Class B common stock and 750 shares of
  Class A common stock                                 1,525,885      1,525,885
                                                     -----------    -----------

      Total stockholders' equity                       7,106,894      6,241,697

PARTNERS' EQUITY                                          80,591         50,000
                                                     -----------    -----------

      Total equity                                     7,187,485      6,291,697
                                                     -----------    -----------
TOTAL                                                $15,298,551    $10,863,907
                                                     ===========    ===========

CONSTRUCTION FORMS, INC. AND SUBSIDIARIES AND JABCO, LLC

COMBINED STATEMENTS OF EARNINGS
YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                               1996           1995            1994
NET SALES                                                  $19,789,192     $16,792,751     $15,032,470
                                                           -----------     -----------     -----------
COSTS AND EXPENSES:
 Cost of products sold                                      13,421,310      10,930,678       9,706,016
 Selling, engineering and administrative expenses            4,728,149       4,222,708       4,137,901
 Interest expense                                              146,257         118,591         130,715
 Equity in earning, of affiliate (Note 4)                      (62,164)        (54,767)        (29,655)
                                                           -----------     -----------     -----------

     Total costs and expenses                               18,233,552      15,217,210      13,944,977
                                                           -----------     -----------     -----------
EARNINGS BEFORE INCOME TAXES AND
  MINORITY INTEREST                                          1,555,640       1,575,541       1,087,493

INCOME TAXES (Note 5):
 Currently payable:
  Federal                                                      435,000         475,000         290,000
  State                                                         65,000          85,000          80,000
 Deferred                                                      100,000          45,000        (112,000)
                                                           -----------     -----------     -----------

     Total income taxes                                        600,000         605,000         258,000
                                                           -----------     -----------      ----------

EARNINGS BEFORE MINORITY INTEREST                              955,640         970,541         829,493

MINORITY INTEREST                                              (24,549)         (8,795)
                                                           -----------     -----------      ----------
NET EARNINGS                                               $   931,091     $   961,746      $  829,493
                                                           ===========     ===========      ==========

See notes to combined financial statements.

CONSTRUCTION FORMS, INC. AND SUBSIDIARIES AND JABCO, LLC

COMBINED STATEMENTS OF EQUITY
YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                                                                                    Foreign
                                                                                     Additional                     Currency
                                             Class A                Class B           Paid-in        Retained      Translation
                                        Shares      Amount     Shares     Amount      Capital        Earnings      Adjustments
BALANCES, FEBRUARY 1, 1993              10,650      $ 107      25,600     $ 256      $ 129,197      $5,826,172

Stock purchased from former officer

Currency translation adjustment                                                                                    $(21,000)

Net earnings                                                                                           829,493
                                        ------      -----      ------     -----      ---------      ----------     --------
BALANCES, JANUARY 31, 1994              10,650        107      25,600       256        129,197       6,655,665      (21,000)

 Currency translation adjustment                                                                                     41,611

 Initial investment in JABCO

 Net earnings                                                                                          961,746
                                        ------      -----      ------     -----      ---------      ----------     --------
BALANCES, JANUARY 31, 1995              10,650        107      25,600       256        129,197       7,617,411       20,611

 Currency translation adjustment                                                                                    (35,303)

 Net earnings                                                                                          900,500
                                        ------      -----      ------     -----      ---------      ----------     --------
BALANCES, JANUARY 31, 1996              10,650      $ 107      25,600     $ 256      $ 129,197      $8,517,911     $(14,692)
                                        ======      =====      ======     =====      =========      ==========     ========


                                        Partner's       Treasury
                                         Equity          Stock
BALANCES, FEBRUARY 1, 1993                            $(1,389,984)

Stock purchased from former officer                      (135,901)

Currency translation adjustment

Net earnings
                                       -------        -----------
BALANCES, JANUARY 31, 1994                             (1,525,885)

 Currency translation adjustment

 Initial investment in JABCO           $50,000

 Net earnings
                                       -------        -----------
BALANCES, JANUARY 31, 1995              50,000         (1,525,885)

 Currency translation adjustment

 Net earnings                           30,591
                                       -------        -----------
BALANCES, JANUARY 31, 1996             $80,951        $(1,525,885)
                                       =======        ===========

See notes to combined financial statements.

CONSTRUCTION FORMS, INC. AND SUBSIDIARIES AND JABCO, LLC

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                                    1996              1995              1994
OPERATING ACTIVITIES:
 Net earnings                                                   $   931,091       $   961,746       $   829,493
 Adjustments to reconcile net earnings to net cash
  provided by operating activities:
  Depreciation of property, plant and equipment                     631,127           478,933           435,952
  Amortization                                                        5,979
  Provision for losses on accounts receivable                       (75,000)           27,000            87,000
  Losses on sale of equipment                                        22,138             6,002             1,939
  Equity in earnings of affiliate                                   (62,164)          (54,767)          (29,655)
  Minority interest in income of subsidiary                          24,549             8,795
  Changes in assets and liabilities:
   Accounts receivable                                             (980,003)          546,498          (720,469)
   Receivable from affiliate                                         (3,639)          (25,856)          (32,106)
   Inventories                                                     (149,382)         (298,102)         (242,949)
   Prepaid expenses and other assets                               (262,025)           (2,785)          (41,308)
   Trade accounts payable                                           (23,958)         (301,489)          296,867
   Accrued compensation                                             150,599           115,234           452,616
   Increase in accrued interest                                      15,436
   Taxes, other than income taxes                                     3,091               206             2,767
   Accrued expenses                                                  10,922           125,767           200,112
   Income taxes                                                      45,070          (278,104)           59,920
   Deferred income taxes                                            100,000            45,000          (112,000)
                                                                -----------       -----------       -----------
     Net cash provided by operating activities                      383,831         1,354,078         1,188,179
                                                                -----------       -----------       -----------

INVESTING ACTIVITIES:
 Additions to plant and equipment                                  (812,248)         (669,811)         (478,452)
 Acquisition of certain assets of Pipejoint & Company              (150,491)
 Payments received on advance to affiliate                           60,000
 Proceeds from sale of equipment                                     14,180             6,355            21,385
 Partner capital contributions                                                         50,000
 Increase in prepaids and other                                     (81,775)
 Organization and financing costs                                   (64,424)             (266)
                                                                -----------       -----------       -----------
      Net cash used in investing activities                      (1,034,758)         (613,722)         (457,067)
                                                                -----------       -----------       -----------
FINANCING ACTIVITIES:
 Advances under revolving credit agreement                          500,000
 Payments on long-term debt                                        (222,180)         (157,180)         (157,180)
 Payments under revolving credit agreement                                                             (500,000)
                                                                -----------       -----------       -----------
     Net cash provided by (used in) financing activities            277,820          (157,180)         (707,180)
                                                                -----------       -----------       -----------

                                                                     (Continued)

CONSTRUCTION FORMS, INC. AND SUBSIDIARIES AND JABCO, LLC

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
================================================================================

                                                    1996        1995      1994

EFFECT OF EXCHANGE RATE CHANGES ON CASH          $    3,632  $  5,711  $(24,983)
                                                 ----------  --------  --------

NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                                 (369,475)  588,887    (1,051)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                 762,560   173,673   174,724
                                                 ----------  --------  --------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                    $  393,085  $762,560  $173,673
                                                 ==========  ========  ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid during the year for:
      Interest (Net of capitalized
        interest of $63,469, $6,329
        and $0, respectively)                    $  147,383  $123,938  $124,079
      Income taxes, net of refunds                  454,930   838,103   310,079

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:

$3,000,000 of Industrial Revenue Bonds
  were issued in February 1995, the
  proceeds of which were held in trust
  to fund additions to property, plant
  and equipment                                  $3,000,000

Included in JABCO LLC's accounts payable
  were $124,328 of plant and equipment
  additions                                      $  124,328

Obligation to former officer for purchase
  of common stock                                                      $135,901

                                                                     (Concluded)

           CONSTRUCTION FORMS, INC. AND SUBSIDIARIES AND JABCO, LLC


NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
- --------------------------------------------------------------------------------

1.  NATURE OF BUSINESS AND ACCOUNTING POLICIES

    Principles of Combination - The combined financial statements include the accounts of Construction Forms, Inc., its 80%-owned subsidiary, CF Gilco, Inc., its wholly-owned subsidiary CF Ultra Tech, Inc. and JABCO, LLC (collectively the Company). All material intercompany accounts and transactions have been eliminated. The Company has a January 31, fiscal year end whereas JABCO, LLC has a December 31, fiscal year end.

    Nature of Operations - The Company primarily engages in the design, manufacture, and sale of concrete pumping accessories, concrete and mortar/plaster mixers, and abrasion resistant steel piping. The Company's principal market is in North America with limited sales activity in Europe.

    Cash Equivalents - The Company considers all temporary investments with maturities of three months or less when acquired to be cash equivalents.

    Inventories - Inventories are stated at the lower of cost (principally last-in, first-out method) or market. It is not practical to segregate the components of raw material, work-in-process and finished goods at the balance sheet date.

    Depreciation - The cost of plant and equipment is depreciated over the estimated useful lives of the various assets: buildings and improvements 15-40 years, machinery and equipment 3-8 years. Depreciation expense is computed by the straight-line method for financial reporting purposes and by accelerated methods for tax purposes.

    Intangibles - Goodwill is amortized over a ten year period, organizational costs are amoritzed over a five year period. Financing costs are being amortized over a twenty year period.

    Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Fair Value of Financial Instruments - Management believes the carrying amount of financial instruments is a reasonable estimate of the fair value of these instruments.

    Translation of Foreign Currencies - Assets and liabilities of foreign operations are translated into United States dollars at current exchange rates. Income and expense accounts are translated into United States dollars at average rates of exchange prevailing during the year. Adjustments resulting from the translation of financial statements of the foreign operations are included as foreign currency translation adjustments in the equity section of the accompanying consolidated balance sheets.

    Research and Development - Amounts expended for research and development for the years 1996, 1995 and 1994 totaled $220,000, $205,000 and $190,000 respectively, and are expensed as incurred.

    The interest carrying costs of construction of a new facility were capitalized at the effective interest rate on the borrowing. The costs approximated $63,469 and $6,329 as of 1996 and 1995, respectively.

2.  CHANGE OF OWNERSHIP

    On June 21, 1996 an unaffiliated party purchased all of the issued and outstanding stock of the Company for an aggregate cash consideration of approximately $20,600,000.

3.  INVENTORIES

    The excess of replacement cost over stated LIFO amounts of inventories aggregated approximately $2,157,000 at January 31, 1996 and $2,121,000 at January 31, 1995.

4.  INVESTMENT IN AND ADVANCES TO AFFILIATE

    The investment in affiliate (50% owned) is accounted for by the equity method. The Company had sales of approximately $708,000,$674,000 and $585,000 to the affiliate during 1996, 1995 and 1994, respectively. Investment in and advances to affiliate includes $150,723 and $210,723 of advances at January 31, 1996 and 1995, respectively.

5.  INCOME TAXES

    Deferred income taxes are provided on temporary differences relating to reporting expenses in different periods for financial statement and income tax purposes and differences in bases of assets and liabilities. Such differences relate primarily to depreciation expense, inventory costs, bad debts, warranty, insurance and pension expense.

This reconciliation of income tax computed at the U.S. federal statutory rates to income tax expense is:

                                          1996          1995          1994
Tax at U.S. statutory rate              $518,000      $536,000      $370,000

State taxes net of federal benefit        72,000        75,000        60,000

Adoption of SFAS 109                                                (150,000)

Other items                               10,000        (6,000)      (22.000)
                                        --------      --------      --------
Income tax expense                      $600,000      $605,000      $258,000
                                        ========      ========      ========

Temporary differences which gave rise to the deferred tax assets and liabilities included the following items:


Deferred tax assets:                                    1996          1995
Compensation and other employee benefits              $291,000      $268,000
Inventory items                                        103,000       100,000
Book reserves and other items                          152,000       198,000
                                                      --------      --------

                                                       546,000       566,000

Valuation allowance                                                  (13,000)
                                                      --------      --------

                                                       546,000       553,000
                                                      --------      --------


Deferred tax liabilities:

Book prepaids                                          106,000
Depreciaton                                            190,000       228,000
Other items                                            103,000        78,000
                                                      --------      --------

                                                       399,000       306,000
                                                      --------      --------

Net deferred tax asset                                $147,000      $247,000
                                                      ========      ========

6.  LONG-TERM DEBT

    Long-term debt, less current maturities consists of the following at January 31:

                                                     1996           1995
       Industrial revenue bonds                   $3,000,000

       Bank term loan                                845,000     $1,040,000

       Obligation to former officer                   54,360         81,540
                                                  ----------     ----------

       Total long-term debt                        3,899,360      1,121,540

       Less current portion                          222,180        222,180
                                                  ----------     ----------

                                                  $3,677,180     $  899,360
                                                  ==========     ==========

    The Company has a revolving credit agreement with a bank which provides for borrowings up to $2,000,000 through August 22, 1996. Borrowings bear interest at either the bank's prime rate or 2.25% in excess of the 30, 60 or 90 day LIBOR rate. The Company has the option to convert $1,250,000 of borrowings to a term loan payable over five years. The Company has $500,000 of outstanding borrowings on January 31, 1996 at an interest rate of 8.50%.

    The Industrial Revenue Bonds ("IRB") were issued to finance construction of a new production facility in Port Washington, WI. A total of $3,000,000 was issued for the facility and is due in annual installments of $125,000 from February 1997 through February 2000, $150,000 from February 2001 through February 2005, and $175,000 from February 2006 through February 2015. The interest rate is a variable rate based on the weighted average of the interest rates borne by the IRB. The interest rate at January 31, 1996 approximated 3.5%.

    The Company also has a term note payable to a bank. The balance outstanding at January 31, 1996 of $845,000 is payable in annual installments, with a final installment due December, 1999. Interest is payable quarterly at either the prime rate, 2.25% in excess of the 30, 60 or 90 day LIBOR rate, or 2% in excess of the Bank's cost of funds rate. The interest rate at January 31, 1996 was 7.56%.

    The Company has an obligation to a former officer. The obligation of $54,360 at January 31, 1996 is payable in annual installments, with a final installment due September, 1997. Interest is payable annually at 6%.

Annual principal payments for the next five years on long-term debt are as follows:


    Year Ending                 JABCO        Term
    January 31,                  IRB         Note       Other        Total
       1997                                $195,000    $27,180    $  222,180
       1998                  $  125,000     195,000     27,180       347,180
       1999                     125,000     227,500                  352,500
       2000                     125,000     227,500                  352,500
       2001                     125,000                              125,000
       Thereafter             2,500,000                            2,500,000
                             ----------    --------    -------    ----------
                             $3,000,000    $845,000    $54,360    $3,899,360
                             ==========    ========    =======    ==========

    The terms of the above agreements, among other provisions, require the Company to maintain a minimum current ratio and restricts the Company to a maximum debt to worth ratio. Substantially all of the Company's assets are collateralized under the revolving credit, IRB, and term note payable agreements.

7.  EMPLOYEE RETIREMENT PLANS

    The Company has a noncontributory defined pension plan covering substantially all full-time employees.

    The following table sets forth the plan's funded status and amounts recognized in the Company's financial statements at January 31, 1996 and 1995:

                                                           1996         1995
    Actuarial present values of benefit obligations:
     Accumulated benefit obligation, including vested
      benefits of $1,972,323 and $1,736,648,
      respectively                                      $2,006,903   $1,771,736
                                                        ==========   ==========
     Projected benefit obligation for service
      rendered to date                                  $2,733,433   $2,370,186
     Plan assets at fair value, primarily pooled
      common stock and bond funds, stocks and bonds      3,109,557    2,515,406
                                                        ----------   ----------
     Plan assets in excess of projected benefit
      obligation                                           376,124      145,220

     Unrecognized net gain from past experience
      different from that assumed                         (537,166)    (216,596)
     Unrecognized prior service cost                      (235,203)    (256,641)
     Unamortized portion of unrecognized net
      transition asset                                     (72,060)     (81,290)
                                                        ----------   ----------
     Accrued pension expense recognized in the
      consolidated balance sheet at January 31          $ (468,305)  $ (409,307)
                                                        ==========   ==========

    The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation are 7.5% and 6.0%, respectively for 1996 and 1995. The expected rate of return on plan assets is 8.0% for both years. The Company's funding policy is to contribute annually amounts within the limits which can be deducted for Federal income tax purposes. No contributions were made to the Plan in the years ended January 31, 1996 and 1995.

    Pension expense consisted of the following components:

                                                          1996          1995           1994
      Service cost-benefits earned during the year     $  95,491     $  92,515      $  91,182
      Interest cost on projected benefit obligation      183,309       159,623        141,369
      Actual return on plan assets (gain) loss          (651,977)       73,463       (192,432)
      Net amortization and deferral                      432,175      (280,670)         6,937
                                                       ---------     ---------      ---------
      Net periodic pension expense                     $  58,998     $  44,931      $  47,056
                                                       =========     =========      =========

    The Company also has a retirement savings and thrift plan (401(k) plan) covering substantially all of its employees. Under the 401(k) plan, the Company contributes amounts based on employee contributions. Amounts charged to earnings for the plan for the years ended January 31, 1996, 1995 and 1994 were $77,892, $77,436, and $70,998 respectively.

8.  EMPLOYEE INCENTIVE STOCK OPTION PLAN

    The Company has a nonqualified stock option plan. Under the plan the Company has reserved 14,750 shares of common stock for option grants. At January 31, 1996 and 1995, options for the purchase of 6,500 shares of Class A nonvoting common stock were outstanding. At January 31, 1996, 2,500 of the options were exercisable at a price of $54.50 a share, 2,000 are exercisable at $110 per share and 2,000 are exercisable at $160 per share. All of the options outstanding are exercisable during the 15 year option period. No options were exercised during the years ended January 31, 1996, 1995 and 1994. The Company is required to repurchase shares of common stock issued under the option plan at a defined fair market value upon the grantee's termination of employment with the Company.

9.  COMMITMENTS

    The Company leases warehouse facilities and equipment expiring at various dates through November 1999. Future minimum lease payments required under these noncancelable operating lease agreements are approximately as follows:

             Year Ending
             January 31,
                1997                                       $120,000
                1998                                        108,000
                1999                                         86,000
                                                           --------
                                                           $314,000
                                                           ========

    Total rent expense for the years ended January 31, 1996, 1995 and 1994 was approximately $141,000, $172,000 and $247,000, respectively.

10. PURCHASE OF ASSETS

    On October 3, 1995, the Company purchased certain assets and the related business operations of Pipejoint & Company for $150,491 cash.


                                    ******

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited consolidated balance sheet of Edison Control Corporation ("Company") as of June 30, 1996 gives effect to the acquisition of Construction Forms, Inc. and Subsidiaries and JABCO,LLC ("JABCO") ("acquired entities"), which was completed on June 21, 1996. The accompanying pro forma condensed combined statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995 gives effect to the acquisition of the acquired entities as if the acquisitions had occurred at the beginning of each of the periods.

The historical balances represent the financial position and results of operations of the Company for each of the indicated dates and periods as reported in the Financial Statements of Edison Control Corporation.

The balances for the acquired entities represents the historical financial position as of June 30, 1996 and the results of operations for the year ended January 31, 1996 and the five months ended June 30, 1996. JABCO'S financial statements were adjusted to conform with the Construction Forms, Inc. and subsidiaries fiscal year and the five month period ended.

The pro forma condensed combined statements of operations are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of the expected results in the future.

The pro forma condensed combined financial statements should be read in conjunction with the Company's historical Financial Statements and related Notes included in the Company's Report on Form 10-K for the year ended December 31, 1995 and Form 10-Q for the six months ended June 30, 1996.

EDISON CONTROL CORPORATION


CONSOLIDATING BALANCE SHEET
AS OF JUNE 30, 1996 (UNAUDITED)
- ----------------------------------------------------------------------------------------------------------------------
                                                                                             Edison
                                                            Eliminations   Eliminations      Control        Acquired
                                             Consolidated       DR             CR              Corp.        Entities

CURRENT LIABILITIES:
 Trade accounts payable                       $ 1,412,795   $    50,000                   $    55,189      $ 1,407,606
 Payables to affiliates                                       3,595,654                                      3,595,654
 Accrued compensation                             518,948                                                      518,948
 Taxes other than income taxes                     63,688                                                       63,688
 Accrued expenses                                 485,924        26,825                        67,894          444,855
 Income taxes payable                            (169,276)                                    594,099         (763,375)
 Deferred income taxes                          1,448,450                                     840,450          608,000
 Current maturities on long-term debt             862,844        75,000                                        937,844
                                              -----------   -----------        ---        -----------      -----------

     Total current liabilities                  4,623,373     3,747,479                     1,557,632        6,813,220

LONG-TERM DEBT                                 18,731,516                                                   18,731,516

DUE TO PARENT                                                   745,000                                        745,000

DEFERRED INCOME TAXES                             456,000                                                      456,000

ACCRUED PENSION EXPENSE                          (433,662)                                                    (433,662)

STOCKHOLDERS' EQUITY:
 Common stock                                      22,509           201                        22,509              201
 Additional paid-in capital                     8,958,435     5,661,999                     8,958,435        5,661,999
 Translation adjustments                            7,557                                                        7,557
 Retained earnings                              4,252,042       121,594                     4,252,042          121,594
                                              -----------   -----------                   -----------      -----------

     Total stockholders' equity                13,240,543     5,783,794                    13,232,986        5,791,351

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY    $36,617,700   $10,276,273        $          $14,790,618      $32,103,425
                                               ----------   -----------        ---        -----------      -----------

EDISON CONTROL CORPORATION


CONSOLIDATING BALANCE SHEET
AS OF JUNE 30, 1996 (UNAUDITED)
- ----------------------------------------------------------------------------------------------------------------------
                                                                                             Edison
                                                            Eliminations   Eliminations      Control        Acquired
                                             Consolidated       DR             CR              Corp.        Entities
ASSETS

CURRENT ASSETS:
 Cash                                         $ 1,344,931                                 $   393,035      $   951,896
 Temporary cash investments                        37,400                                                       37,400
 Investments                                      284,000                                     284,000
 Trade accounts receivable                      2,870,619                   $    95,724       261,390        2,704,953
 Receivables from affiliates                      201,008                     3,596,870                      3,797,878
 Trading securities                             5,590,680                                   5,590,680
 Inventories                                    6,793,616                                     213,360        6,580,256
 Prepaid expenses                                 633,218                                     437,732          195,486
 Deferred compensation                            738,537                                     738,537
 Deferred financing cost                          400,000                                     400,000
 Note receivable-current                                                         75,000                         75,000
 Prepaid income taxes                              93,000                                                       93,000
                                              -----------      ----         -----------   -----------      -----------

     Total current assets                      18,987,009                     3,767,594     8,318,734       14,435,869

INVESTMENT IN AND ADVANCES TO
 AFFILIATES-S.H.H.                                367,861                                                      367,861
       -CON FORMS                                                             5,615,060     5,615,060
       -GILCO                                                                       100                            100
       -ULTRA TECH                                                                  100                            100
       -JABCO LLC                                                               121,594         1,216          120,378
                                              -----------      ----         -----------   -----------      -----------
                                                  367,861                     5,736,854     5,616,276          488,439

DEFERRED FINANCING COSTS                          791,667                                     791,667
NOTE RECEIVABLE                                                                 771,825                        771,825
GOODWILL                                       10,172,068                                                   10,172,068
PREPAID INCOME TAXES                               10,350                                      10,350

PROPERTY, PLANT AND EQUIPMENT:
 Land                                             233,401                                                      233,401
 Buildings and improvements                     3,033,006                                                    3,033,006
 Machinery and equipment                        3,291,674                                     442,372        2,849,302
 Assets in progress                                58,970                                                       58,970
                                              -----------      ----         -----------   -----------      -----------
                                                6,617,051                                     442,372        6,174,679

 Less accumulated depreciation                    388,781                                     388,781
                                              -----------      ----         -----------   -----------      -----------

     Net fixed assets                           6,228,270                                      53,591        6,174,679

ORGANIZATIONAL/FINANCE COSTS                       64,690                                                       64,690
 Less accumulated amortization                      4,145                                                        4,145
                                              -----------      ----         -----------   -----------      -----------

     Net intangibles                               60,545                                                       60,545
                                              -----------      ----         -----------   -----------      -----------
TOTAL ASSETS                                  $36,617,770      $            $10,276,273   $14,790,618      $32,103,425
                                              ===========      ====         ===========   ===========      ===========

EDISON CONTROL CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1996 (FIVE MONTHS FOR ACQUIRED COMPANIES) (UNAUDITED)
- -------------------------------------------------------------------------------

                                                                        Historical
                                                                ---------------------------
                                                                                  Edison            Pro
                                                                   Acquired       Control          Forma                 Pro
                                                                  Companies     Corporation     Adjustments             Forma
NET SALES                                                        $8,954,107      $ 550,813                            $9,504,920

COST OF PRODUCTS SOLD                                             6,274,652        411,180                             6,685,832
                                                                 ----------       --------                            ----------

GROSS PROFIT                                                      2,679,455        139,633                             2,819,088

                                                                                                 $ 127,151 a
                                                                                                   377,125 e
SELLING, ENGINEERING & ADMINISTRATIVE                             2,109,336        412,736        (500,000)f           2,526,348
                                                                 ----------       --------       ---------            ----------
OPERATING INCOME (LOSS)                                             570,119       (273,103)         (4,276)              292,740

OTHER INCOME (EXPENSE):
Interest & dividends                                                  8,131         37,229                                45,360
Realized and unrealized gains (losses) on trading securities                       109,156         (62,000)b              47,156
Interest expense                                                   (130,748)        (8,333)       (502,658)c            (841,739)
                                                                                                  (200,000)
                                                                 ----------       --------       ---------            ----------

NET INCOME (LOSS) BEFORE INCOME TAXES                               447,502       (135,051)       (768,934)             (456,483)

INCOME TAX EXPENSE (BENEFIT)                                        166,433        (55,000)       (300,000)g            (188,567)
                                                                 ----------       --------       ---------            ----------
NET INCOME (LOSS)                                                $  281,069       $(80,051)      $(468,934)           $ (267,916)
                                                                 ==========       ========       =========            ==========
NET (LOSS) PER COMMON SHARE                                                                                           $    (0.09)

EDISON CONTROL CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995 OR JANUARY 31, 1996 (UNAUDITED)
- --------------------------------------------------------------------------------

                                                                                       Edison           Pro
                                                                       Acquired        Control         Forma           Pro
                                                                      Companies      Corporation    Adjustments       Forma
NET SALES                                                            $19,789,192     $  791,502                    $20,580,694

COST OF PRODUCTS SOLD                                                 13,464,120        660,857                     14,124,977
                                                                     -----------     ----------                    -----------

GROSS PROFIT                                                           6,325,072        130,645                      6,455,717

                                                                                                    $   254,301 a
                                                                                                        754,250 e
SELLING, ENGINEERING & ADMINISTRATIVE                                  4,719,029        729,267      (1,000,000)f    5,456,847
                                                                     -----------     ----------     -----------    -----------

OPERATING INCOME (LOSS)                                                1,606,043       (598,622)         (8,551)       998,870

OTHER INCOME (EXPENSE):
 Interest & dividends, net of fees                                        54,642         39,598                         94,240
 Realized and unrealized gains (losses) on trading securities                         4,057,047      (1,935,000)b    2,122,047
 Equity in earning of affiliate                                           62,164                                        62,164
 Interest expense                                                       (155,799)                    (1,125,624)c   (1,681,423)
                                                                                                       (400,000)d
                                                                     -----------     ----------     -----------    -----------

NET INCOME (LOSS) BEFORE INCOME TAXES                                  1,567,050      3,498,023      (3,469,175)     1,595,898

INCOME TAX EXPENSE (BENEFIT)                                             600,000      1,415,441      (1,352,978)g      662,463
                                                                     -----------     ----------     -----------    -----------
NET INCOME (LOSS)                                                    $   967,050     $2,082,582     $(2,116,197)   $   933,435
                                                                     ===========     ==========     ===========    ===========
NET INCOME PER COMMON SHARE                                                                                        $      0.33

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   UNAUDITED

SUMMARY OF TRANSACTION

On June 21, 1996, the Company purchased all the outstanding common stock of Construction Forms, Inc. and its affiliate CF Gilco, Inc. and all of the issued and outstanding units of JABCO, LLC for an aggregate cash consideration of $20,599,487, which includes $567,087 of transaction costs. The transaction is accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based upon the estimated fair values as follows:

      Tangible net assets                        $10,427,419
      Cost in excess of fair value of
       net assets acquired                        10,172,068
                                                 -----------
                                                 $20,599,487
                                                 ===========

PRO FORMA INCOME STATEMENT ADJUSTMENTS

a)  To reflect amortization of goodwill over a 40 year life.

b) To reflect the gain (loss) in cash and trading securities income (loss) due to the investment in the acquired entities.

c)  To reflect net change in interest expense:

                                                        Year       Six Months
                                                        Ended         Ended

    Interest expense on liabilities not assumed      $  (90,376)   $ (84,342)
    Interest expense on revolver and term note          727,000      354,000
    Interest expense on subordinated debt               493,000      233,000
                                                     ----------    ---------
                                                     $1,125,624    $ 502,658
                                                     ==========    =========

d) To reflect amortization of deferred financing costs related to stock warrants granted.

e) To reflect amortization of deferred compensation related to stock options granted.

f) To reflect decrease in acquired companies expenses related to previous majority owners.

g) To adjust federal and state income taxes for the effect of the pro forma adjustments.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereto duly authorized.

                                               EDISON CONTROL CORPORATION
                                        ----------------------------------------
                                                     (Registration)

Date: September 6, 1996                 By
                                           -------------------------------------
                                             Mary McCormack, President and
                                                Chief Executive Officer

                                        By
                                           -------------------------------------
                                                     Jay R. Hanamann
                                           Chief Financial Officer and Treasurer